Exhibit 99.1

MATTERPORT, INC. ANNOUNCES COMPLETION OF REDEMPTION OF PUBLIC WARRANTS

SUNNYVALE, Calif. January 18, 2022 – Matterport, Inc. (“Matterport” or the “Company”) (Nasdaq: MTTR), the leading spatial data company driving the digital transformation of the built world, today announced the results of its previously announced redemption of all of its outstanding publicly held warrants (“Public Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”).

Between December 15, 2021, the date on which the Company announced the redemption of all of its outstanding Public Warrants, and January 14, 2022 (the “Redemption Date”), approximately 9.1 million shares of Common Stock have been issued upon the exercise of Public Warrants by the holders thereof at an exercise price of $11.50 per share, resulting in aggregate proceeds to Matterport of approximately $104.3 million. All unexercised and outstanding Public Warrants as of 5:00 p.m. New York City time on the Redemption Date were redeemed at a price of $0.01 per Public Warrant and, as a result, no Public Warrants currently remain outstanding and the Public Warrants have ceased trading on the New York Stock Exchange. Warrants to purchase Common Stock that were issued under the Warrant Agreement in a private placement simultaneously with the Company’s initial public offering and that are still held by the initial holders thereof or their permitted transferees were not subject to this redemption and remain outstanding.

“We are pleased to announce that we have raised a total of $104.3 million through exercises of public warrants in connection with the redemption process,” said JD Fay, Chief Financial Officer of Matterport. “We also saw private warrants exercised during this period, leaving just 1.7 million in total outstanding warrants. The combined redemption and exercises also simplify our capital structure.”

About Matterport, Inc.

Matterport, Inc. (Nasdaq: MTTR) is leading the digital transformation of the built world. Our groundbreaking spatial data platform turns buildings into data to make nearly every space more valuable and accessible. Millions of buildings in more than 194 countries have been transformed into immersive Matterport digital twins to improve every part of the building lifecycle from planning, construction, and operations to documentation, appraisal and marketing. Learn more at matterport.com and browse a gallery of digital twins.

©2021 Matterport, Inc. All rights reserved. Matterport is a registered trademark and the Matterport logo is a trademark of Matterport, Inc. All other marks are the property of their respective owners.

Media Contact:

Tim McDowd

Director, Communications

press@matterport.com

Phone: +1 (650) 273-6999

Investor Contact:

Soohwan Kim, CFA

VP, Investor Relations

ir@matterport.com

Forward Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the benefits of the business combination, the services offered by Matterport, Inc. (“Matterport”) and the markets in which Matterport operates, business strategies, debt levels, industry environment, potential growth opportunities, the effects of regulations and Matterport’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including Matterport’s ability to implement business plans, forecasts, and other expectations in the industry in which Matterport competes, and identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in documents filed by Matterport from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Matterport assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Matterport does not give any assurance that it will achieve its expectations.